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                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made and entered into effective as of the 12th day of March, 2002 by and between William C. Stuart of 2454 Eldorado Court, Kelowna, B.C. ("Mr. Stuart") and New Millennium Development Group Inc., a publicly traded Nevada Corporation with offices located at #124 - 2323
Boundary  Road,  Vancouver,  British  Columbia,  Canada  V5M  4V8  ("NMDV").


     WHEREAS, Mr. Stuart provides consultation and advisory services relating to business management and marketing; and

     WHEREAS, NMDV desires to utilize Mr. Stuart services in connection with its operations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Mr. Stuart and NMDV hereby agree as follows:

1. Consulting Services. Effective as of March 12, 2002, by and subject to the terms and conditions herein contained, Mr. Stuart shall provide business management, marketing consultation and advisory services to NMDV. Such services shall include (a) the preparation, implementation and monitoring of marketing plans, (b) advice concerning production layout and planning and internal controls and (c) such other managerial assistance as Mr. Stuart shall deem necessary or appropriate for NMDV's business.

2. Payment. In consideration of entering into this Agreement, Mr. Stuart shall be provided 200,000 freely tradable NMDV shares, which shares are fully paid upon the execution hereof and the binding of Mr. Stuart to the obligations herein. The shares are to be issued in four certificates, each for 50,000 shares in the name of William C. Stuart. All certificates shall be delivered to Mr. Stuart at 2454 Eldorado Court, Kelowna, B.C

3. Expenses. NMDV shall reimburse Mr. Stuart for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants for the purpose of rendering services to or for the benefit of NMDV pursuant to this Agreement. Mr. Stuart shall provide receipts and vouchers to NMDV for all expenses for which reimbursement is claimed.

4. Invoices. All pre-approved invoices for expenses incurred by Mr. Stuart in connection with services rendered pursuant to this Agreement shall be payable

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in  full  within ten (10) days of the date of such invoice.  Payment of invoices shall be made by check made payable to the individual rendering the pre-approved service and mailed to 2454 Eldorado Court, Kelowna, B.C. within the allotted ten (10) days.

5. Personnel. Mr. Stuart shall be an independent contractor and no personnel utilized by Mr. Stuart in providing services hereunder shall be deemed an employee of NMDV. Moreover, neither Mr. Stuart nor any other such person shall be empowered hereunder to act on behalf of NMDV. Mr. Stuart shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of NMDV, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

6. Term and Termination. This Agreement shall be effective from March 12, 2002, and shall continue in effect for a period of 6 months thereafter. This Agreement may be renewed for a provisional six-month period thereafter, upon mutual agreement of the parties.

7. Non-Assignablility. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

8. Confidentiality. Neither Mr. Stuart nor any of its consultants, other employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of NMDV with respect to NMDV's business or finances that was obtained in the course of performing services provided for herein.

9. Limited Liability. Neither Mr. Stuart nor any consultants or other employees shall be liable for consequential or incidental damages of any kind to NMDV that may arise out of or in connection with any services performed by Mr. Stuart hereunder.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

11. Notice. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified post-paid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

12. No other Agreements. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between-the parties hereto with respect to the subject matter hereof. No waiver,

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modification  or  termination of this Agreement shall be valid unless in writing signed  by  the  parties  hereto.

13. Prohibited Activities. Consulting services provided under this Agreement shall not include:

     * services in connection with the offer or sale of securities in a capital-raising transaction;
     * services that directly or indirectly promote or maintain a market for the securities of NMDV including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;
     *    services providing investor relations or shareholder communications;
     *    consultation on mergers that take a private company public;
     * consultation in connection with financing that involves any securities issuance, whether equity or debt.

14.     Counterparts.  This Agreement may be signed in one or more counterparts.

15. Facsimile Transmission Signatures. A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

IN WITNESS WHEREOF, NMDV and Mr. Stuart have dully executed this Agreement effective as of the day and year first above written.

New  Millennium  Development  Group,  Inc.          William  C.  Stuart


/s/ Ian Stuart                           /s/ William  C.  Stuart
_______________________________          _____________________________

By:  Ian  Stuart,  President             By:  William  C.  Stuart